EXHIBIT 10.5.3

                      AMENDMENT #3 TO EMPLOYMENT AGREEMENT


            This AMENDMENT #3 (this "Amendment") is entered into as of the 10th day of March, 2000, by and between ANNTAYLOR STORES CORPORATION (the "Company") and J. PATRICK SPAINHOUR ("Executive"), and amends the Employment Agreement between the Company and the Executive, dated as of February 16, 1996 and effective as of February 19, 1996, as amended to date (the "Employment Agreement").

            For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the Company and Executive agree as follows:

1. All capitalized terms used and not defined herein shall have the meanings ascribed to them in the Employment Agreement.

2. Section 7(d)(2) of the Employment Agreement is hereby amended to read as follows:

            "(2) (A) unless clause (B) below applies, then following the Date of Termination and for the longer of the remaining Term of this Agreement and the Severance Period, the Company shall pay to the Executive monthly an amount equal to the Severance Payments (as defined in Section 7(a)(ii) hereof), or (B) in the event the Date of Termination occurs following a Change in Control, then, within five (5) days after the Date of Termination, the Company shall pay to the Executive in a lump sum an amount equal to the product of (x) the sum of the Executive's base salary at the rate in effect as of the Date of Termination and the average of the annual bonuses earned by the Executive in the three fiscal years of the Company ended immediately prior to the Date of Termination (or, if higher, in the three fiscal years of the Company ended immediately prior to the Change in Control) multiplied by (y) the number three (3). For purposes of this subsection (2): (i) if the Date of Termination occurs prior to the occurrence of a Change in Control but during the pendency of a Potential Change in Control (as hereinafter defined), such Date of Termination shall be deemed to have occurred following a Change in Control and (ii) a "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following clauses shall have occurred:

               (1) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

               (2) the Company or any Person (as defined in Section 6(d)(2)(A) hereof) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;


                                      -1-
--------------------------------------------------------------------------------

               (3) any Person becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 15% of or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company); or

               (4) the Board adopts a resolution to the effect that, for purposes of this subsection (2), a Potential Change in Control has occurred.


            3. Section 7(d)(3) of the Employment Agreement is hereby amended to read as follows:

         (3)the Executive shall continue to be provided with the same medical and life insurance coverage as existed immediately prior to the applicable Notice of Termination or Notice of Nonrenewal, as the case may be, such coverage to continue throughout the period with respect to which the Executive is entitled to receive Severance Payments (or, if clause (B) of Section 7(d)(2) applies, for a period of three (3) years following the Date of Termination);


            4. Section 7(d) of the Employment Agreement is hereby further amended by adding a new subsection (5) to read as follows:

         (5)the Executive shall be entitled to continue to exercise all outstanding options that were exercisable as of the Date of Termination until the 90th day following expiration of the period with respect to which the Executive is entitled to receive Severance Payments (or, if clause (B) of Section 7(d)(2) applies, following the third anniversary of the Date of Termination), but in no event after expiration of the term of such options."


            5. The first sentence of paragraph 5(c) of Amendment #2 to the Employment Agreement, dated August 12, 1999, is hereby amended to read as follows: "The Executive shall be awarded an additional 25,000 restricted shares under the Option Plan on March 10, 2000."


            6. From and after the date hereof, the term "Agreement" as used in the Employment Agreement, shall mean the Employment Agreement as amended through the date hereof, and the Employment Agreement, as so amended, shall continue in full force and effect.

--------------------------------------------------------------------------------

            7. Sections 13 through 17 of the Employment Agreement are hereby made a part of, and are incorporated by this reference into, this Amendment.


            IN WITNESS WHEREOF, the parties have executed this Amendment as of the 10th day of March, 2000.


ANNTAYLOR STORES CORPORATION


By:  /s/ Robert C. Grayson                      /s/ J. Patrick Spainhour
     ------------------------                   -------------------------
         Robert C. Grayson, Director                J. PATRICK SPAINHOUR